Exhibit 99.1

CohBar, Inc. Announces Fourth Quarter 2015 Financial Results

Menlo Park, California – March 9, 2016 - CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics (MBTs) to treat diseases associated with aging, today reported financial results for the fourth quarter ended December 31, 2015.

“The CohBar team made significant progress in the fourth quarter in advancing our lead MOTS-c program and underlying technology,” said Simon Allen, CohBar’s newly-appointed CEO, “and expanded the company’s communications programs to broaden investment market awareness of our unique platform for research and development of mitochondria-based therapeutics. At the same time, our founders continue to be recognized as leading experts and innovators in the field of aging, and are bringing increased awareness to the age-related diseases that we are targeting with our therapeutics.”

Fourth Quarter Business Highlights and Developments

During the quarter, the company continued to focus on increasing awareness in the investment community through its investor relations activities and communications outreach programs:

●	CohBar was added to the OTCQX Composite Index in October. The OTCQX Composite Index tracks the overall performance of the OTCQX marketplace. The index highlights the most transparent, investor-focused companies trading in the OTC marketplaces. Additional information is available at www.otcmarkets.com/index/.OTCQX/constituents.

●	The company also presented at the OTCQX Life Sciences Virtual Investors Conference in October, which featured live webcast presentations by senior executives from OTCQX-traded life science companies showcasing their investment profiles to prospective investors.

●	CohBar participated in the Torrey Hills Capital Emerging Growth Conference in November, and subsequently engaged Torrey Hills Capital to provide market awareness and investor relations services to the company. CohBar also completed a successful multi-city California roadshow in February, the first in a planned series of investor presentations organized by Torrey Hills Capital for various US regions throughout the year.

●	CohBar presented to investors at the GCFF Vancouver Conference in November as a follow-on to our presentation at the GCFF Toronto Conference in September. The Global Chinese Financial Forum (GCFF) is the most prominent series of bi-lingual financial forums across both North America and China.

●	The company released its Vision Video in November featuring its founders, scientists and management. The video describes the company’s vision and mission for increasing healthy lifespan through the development of mitochondria-based therapeutics. The video was produced by MacDougall Biomedical Communications, and is available on the company’s website at www.cohbar.com.

CohBar’s founders again received public recognition during the quarter for their leadership in the study of aging and for innovations in the treatment of diseases associated with aging:

●	Dr. Nir Barzilai was featured on the National Geographic Channel and the BBC World News. “The Age of Aging” episode from the Breakthrough docu-series by filmmaker Ron Howard highlighted Dr. Barzilai’s and his colleagues’ efforts working with the FDA to advance an unprecedented clinical trial design for a drug targeting the process and diseases of aging: www.channel.nationalgeographic.com/breakthrough-series/videos/the-key-to-living-a-longer-life/.
Dr. Barzilai’s subsequent interview with the BBC World News further highlighted the proposed FDA “TAME” study (www.youtube.com/watch?v=DVDNmv8Wb0Q).

●	Dr. Pinchas Cohen was named to the Advisory Board for the Milken Institute Center for the Future of Aging. The Center assembles top experts on aging, and their new advisory board includes respected thought leaders committed to change. With a mission to advance healthy, productive and purposeful aging, the Center for the Future of Aging is recognized as a hub for thought leadership in the United States and around the world.

Summary of Fourth Quarter Financial Results:

●	Cash and Investments. CohBar had cash and investments of $10,291,487 on December 31, 2015, compared to $1,194,492 on December 31, 2014.

●	R&D Expenses. Research and development expenses were $709,146 for the three months ended December 31, 2015, compared to $174,259 for the same period in the prior year, a $534,887 increase. The increase in research and development expenses was primarily due to an increase in compensation expenses associated with the timing of the hiring of laboratory personnel, an increase in preclinical studies and supplies related to efforts to develop optimized MBT candidates and an increase in rent expense related to new and expanded lab space.

●	G&A Expenses. General and administrative expenses were $440,321 for the three months ended December 31, 2015, compared to $318,742 for the same period in the prior year period, a $121,579 increase. The increase in general and administrative expenses was primarily due to an increase in compliance and investor relations costs associated with being a publicly traded company, and an increase in professional fees associated with intellectual property filings and the costs of recruiting for the company’s new Chief Executive Officer. The increases in general and administrative expenses were offset by a decrease in compensation expenses primarily due to lower stock based compensation costs in the current year quarter.

●	Net Loss. For the three months ended December 31, 2015, net loss was $1,150,160, or $0.04 per share basic and diluted, compared to a net loss of $495,086, or $0.04 per share basic and diluted, for the three months ended December 31, 2014.

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Conference Call Information

CohBar invites all investors to join its live Fourth Quarter Financial Results Conference Call at 2:00 p.m. PST. Participants may dial (888) 430-8694 in the U.S. and Canada or (719) 325-2376 internationally, five to ten minutes before the start of the call. Please reference Conference ID# 9496551. A telephone replay will be available from 5:00 p.m. PST on March 9, 2016, through 9:00 p.m. PDT on March 16, 2016. To access the replay, dial (877) 870-5176 in the U.S. and Canada or (858) 384-5517 internationally and reference Conference ID# 9496551.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including statements regarding its research and development activities and progress towards optimizing mitochondrial derived peptides and development of therapeutic candidates. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

CohBar, Inc.

(973) 841-1233

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

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CohBar, Inc.

Balance Sheets

(unaudited)

	As of
	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash	$4,803,687	$1,194,492
Restricted cash	-	4,055
Investments - held to maturity	5,487,800	-
Prepaid expenses and other current assets	88,223	19,517
Total current assets	10,379,710	1,218,064
Property and equipment, net	199,575	4,631
Deferred offering costs	-	749,386
Other assets.	20,492	1,100
Total assets	$10,599,777	$1,973,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209,730	$290,073
Accrued liabilities	155,713	305,401
Accrued payroll and other compensation	217,250	103,294
Total current liabilities	582,693	698,768
Note payable, net of debt discount of $255 and $451 as of December 31, 2015 and 2014, respectively	205,005	204,809
Total liabilities	787,698	903,577

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares; Issued and outstanding as of December 31, 2015 and 2014 as follows:
Preferred stock - Series A - no shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 0 shares as of December 31, 2015 and 5,400,000 as of December 31, 2014	-	5,400
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 32,320,891 shares as of December 31, 2015 and 12,915,343 as of December 31, 2014	32,321	12,915
Additional paid-in capital	18,114,295	5,507,616
Accumulated deficit	(8,334,537)	(4,456,327)
Total stockholders’ equity	9,812,079	1,069,604
Total liabilities and stockholders’ equity	$10,599,777	$1,973,181

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CohBar, Inc.

Statements of Operations

(unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenues.	$-	$-	$-	$-

Operating expenses:
Research and development	709,146	174,259	1,966,221	579,474
General and administrative	440,321	318,742	1,908,080	1,233,141
Total operating expenses	1,149,467	493,001	3,874,301	1,812,615
Operating loss	(1,149,467)	(493,001)	(3,874,301)	(1,812,615)

Other income (expense):
Interest income.	1,112	152	4,762	592
Interest expense.	(1,756)	(1,700)	(7,022)	(6,841)
Other expense	-	(488)	(1,453)	(488)
Amortization of debt discount	(49)	(49)	(196)	(333)
Total other expense	(693)	(2,085)	(3,909)	(7,069)
Net loss .	$(1,150,160)	$(495,086)	$(3,878,210)	$(1,819,684)
Basic and diluted net loss per share.	$(0.04)	$(0.04)	$(0.12)	$(0.14)
Weighted average common shares outstanding - basic and diluted	32,320,891	12,915,343	32,044,274	12,915,343

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